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                                                                      EXHIBIT 21

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Name                                              Jurisdiction
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
 1. Apex Silver Mines LDC                         Cayman Islands
 2. ASM Holdings Limited                          Cayman Islands
 3. Apex Silver Mines Corporation                 Delaware, USA
 4. Apex Partners LDC                             Cayman Islands
 5. Andean Silver Corporation                     Cayman Islands
 6. ASC Peru LDC                                  Cayman Islands
 7. ASC Partners LDC                              Cayman Islands
 8. ASC Boliver LDC                               Cayman Islands
 9. Apex Asia LDC                                 Cayman Islands
10. 'JSC' Kumushtak                               Kyrghyzstan
11. Kumushtak Management Company                  Kyrghyzstan
12. 'Asgadmongu' COMPANY Ltd.                     Mongolia
13. Kanimansur LTD Mining Joint Venture
    (Formation Pending)                           Tajikistan
14. Minera de Cordilleras (Honduras), S. de R.L.  Honduras
15. Cordilleras Silver Mines Ltd.                 Bahamas
16. Cordilleras Silver Mines (Cayman) LDC         Cayman Islands
17. Minera de Cordilleras, S. de R.L. de C.V.     Mexico
18. Compania Minerales de Zacatecas,
    S. de R.L. de C.V.                            Mexico
19. Compania Metalurgica Baronse,
    S. de R.L. de C.V.                            Mexico
20. Compania Metalurgica Largo,
    S. de R.L. de C.V.                            Mexico
21. SMRL Dorita I de Ica (Formation Pending)      Peru
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